Exhibit 99.1

Name and Address of Reporting Person:	Leslie H. Wexner
c/o L Brands, Inc.
Three Limited Parkway
Columbus, OH 43216

Issuer Name and Ticker or Trading Symbol:	L Brands, Inc. (LB)

Date of Earliest Transaction Required to be Reported (Month/Day/Year):	10/2/2020

Title of Security	Amount of Securities Beneficially Owned Following Reported Transaction(s)	Ownership Form: Direct (D) or Indirect (I)	Nature of Indirect Beneficial Ownership

Common Stock	15,365,014	D/I (2)	(2)

Common Stock	10,814,206	D/I (1)	(1)

Common Stock	127,567	I (4)	The Linden East Trust

Common Stock	6,111,181	I (3)	The Linden West Trust

Common Stock	4,892,608	I (3)	Wexner Personal Holdings Corporation

Common Stock	191,515	I (4)	The Beech Trust

Common Stock	352,941	I (4)	Linden East II trust

Common Stock	352,941	I (4)	Linden West II trust

Common Stock	343,166	I (4)	Pine Trust

Common Stock	343,166	I (4)	Willow Trust

Common Stock	343,166	I (4)	Cedar Trust

Common Stock	343,166	I (4)	Rose Trust

Common Stock	1,951,193 (5)	I (3)	Held in L Brands, Inc. Savings and Retirement Plan for Leslie H. Wexner’s account

See Notes on next page.

Name and Address of Reporting Person:	Leslie H. Wexner
c/o L Brands, Inc.
Three Limited Parkway
Columbus, OH 43216

Issuer Name and Ticker or Trading Symbol:	L Brands, Inc. (LB)

Date of Earliest Transaction Required to be Reported (Month/Day/Year):	10/2/2020

Notes:

(1)	Owned by Abigail S. Wexner (“Mrs. Wexner”) directly. Owned by Leslie H. Wexner (“Mr. Wexner”) indirectly, through Mrs. Wexner.

(2)	Owned by Mr. Wexner directly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(3)	Owned by Mr. Wexner indirectly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(4)	Owned by Mrs. Wexner indirectly. Owned by Mr. Wexner indirectly, through Mrs. Wexner.

(5)	Based on account balance as of October 31, 2020. The Savings and Retirement Plan is a “qualified plan” within the meaning of Rule 16b-3.

Mr. Wexner and Mrs. Wexner disclaim beneficial ownership of all indirectly owned securities reported on this Form in excess of their respective pecuniary interests therein.

This Form does not report the shares of Common Stock owned by The Wexner Family Charitable Fund (for which each of Mr. and Mrs. Wexner serve as a director) because Mr. and Mrs. Wexner do not have a pecuniary interest in such shares, as the charitable fund is a tax exempt organization pursuant to IRC Section 501(c)(3).

Joint Filer Information

Name of Joint Filer:	Abigail S. Wexner

Address of Joint Filer:	c/o L Brands, Inc.
Three Limited Parkway
Columbus, OH 43216

Relationship of Joint Filer to Issuer:	Director

Issuer Name and Ticker or Trading Symbol:	L Brands, Inc. (LB)

Date of Earliest Transaction Required to be Reported (Month/Day/Year):	10/2/2020

Designated Filer:	Leslie H. Wexner

Signature:

/s/ Abigail S. Wexner
Abigail S. Wexner

November 17, 2020
Date